UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
 August 16, 2010

GERMAN AMERICAN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)

711 Main Street
Box 810
Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)

(812) 482-1314
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 16, 2010, the Board of Directors of the Registrant (the "Board") increased the size of the Board from eight to nine members, allocated the vacancy caused by the increase in size of the Board to the class of directors that has terms expiring at the annual meeting of shareholders to be held in the year 2013, and elected Thomas W. Seger to fill that vacancy (to serve until the annual meeting of shareholders in 2013, and until his successor is elected and has qualified).

The Board also determined that Mr. Seger had no relationship to the Corporation or its officers or directors, which, in the opinion of the Board, would interfere with the exercise of his duties as a director, and that Mr. Seger was therefore independent for purposes of the application of the Board independence standards established by rules of NASDAQ.

The Board also appointed Mr. Seger to be a new member, effective August 16, 2010, of the following committees of the Board of the Registrant and of its bank subsidiary:

•	Compensation/Human Resources Committee
•	Audit Committee
•	Credit Risk Management Committee

German American Bancorp issued a press release announcing the election of Mr. Seger on August 16, 2010, which is filed as Exhibit 99 to this Report, and is incorporated herein by reference.

Item 9.01.       Financial Statements And Exhibits.

(c)           Exhibits

99           Press Release, dated August16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date: August 16, 2010	By:	/s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and CEO

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press Release, dated August 16, 2010.